EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith Chief Financial Officer CIRCOR International, Inc. (781) 270-1200

CIRCOR Earnings Rise 67% to $0.45 Per Share in the Third Quarter

•	Earnings excluding special charges total $0.47 per share as revenues increase 38%

•	Markets continue to show strength as orders and quotation rates remain high

•	Operating margins improve on higher volume, improved efficiencies and acquisitions

Burlington, MA, November 1, 2006

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control products for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the third quarter ended October 1, 2006.

Net income for the third quarter was $7.3 million, or $0.45 per diluted share, compared to $4.3 million, or $0.27 per diluted share, for the 2005 third quarter, a per share gain of 67%. Revenues for the 2006 third quarter were $150.4 million, an increase of 38% from $109.2 million for the third quarter of 2005.

Earnings per share for the third quarter of 2006 included a $0.01 charge for the adoption of FAS 123R, the expensing of stock options. There were special charges of $0.02 per share included in third quarter 2006 and in third quarter 2005. The 2006 special charge related to the Company freezing its qualified defined benefit pension plan while charges in the third quarter 2005 related to facility consolidations in the Energy Products segment.

For the nine months ended October 1, 2006, net income rose 21% to $18.9 million, or $1.16 per diluted share. Net income for the nine months ended October 2, 2005, totaled $15.6 million, or $0.97 per diluted share. Revenues for the first nine months of 2006 were $422.1 million, an increase of 28% from $330.1 million for the first nine months of 2005. The earnings per share for the nine months ended October 1, 2006, includes a $0.04 charge for the adoption of FAS 123R, the expensing of stock options.

The Company received orders totaling $142.5 million during the third quarter 2006, an increase of 29% over the same period in 2005 and up 66% year-to-date. Backlog at October 1, 2006, totaled $285.2 million, an increase of 120% over October 2, 2005 backlog and a slight sequential decrease from the record level of the second quarter of 2006. Excluding acquisitions completed during the past 12 months, orders increased 10% and backlog rose 70% compared to third quarter 2005; and nine-month orders were up 38% compared to the same period in 2005.

The Company indicated that higher shipment levels helped drive its third quarter results above the guidance provided in the Company’s August 1, 2006 press release and August 2, 2006 investor conference call. The Company’s Chairman and Chief Executive Officer, David A. Bloss, Sr., said, “The strong business climate has allowed us to build up an impressive backlog of orders that will provide a solid base for 2007. We continue to face many operational challenges but are pleased with the progress being made by our management team. While we are encouraged by the improvement in our operating margins during the third quarter, we believe that we are still in the early stages of fully implementing the required operational changes that will allow us to achieve our performance potential. We expect to continue to post improved operating statistics as we successfully transform our processes.”

For the nine months ended October 1, 2006, the Company’s free cash flow was $4.1 million (defined as net cash used in operating activities, less capital expenditures and dividends paid) and included investment in working capital to support the strong order growth. The acquisitions of Sagebrush Pipeline Equipment Company and Hale Hamilton during the first quarter 2006 used a combined $61 million in cash and necessitated the Company’s drawing upon its revolving credit facility, contributing to the Company having a 14% net debt to net capitalization ratio at the end of the third quarter.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were $79.2 million for the third quarter, an increase of 34% over revenues of $59.0 million in the same period last year and up 26% on a year-to-date basis, primarily due to acquisitions. Excluding acquisitions, incoming orders for this segment were up 19% compared to the third quarter last year, while backlog at quarter-end increased 42% versus last year. This segment’s operating margin for the third quarter of 9.5% remained equivalent to 9.4% during the same period last year. Sequentially, this segment’s operating margin increased 90 basis points as production and supply issues continue to be resolved. Mr. Bloss stated, “Improvements in general industrial markets together with strong performances from our Hale Hamilton and Industria acquisitions helped raise the results for this segment during the third quarter. We are continuing to implement manufacturing process and sourcing changes to further improve the profitability of this segment of our business.”

Revenues for the Company’s Energy Products segment increased 42% to $71.2 million from $50.2 million in the third quarter of last year and were up 30% on a year-to-date basis primarily due to its Sagebrush acquisition and the increase in global oil and gas project activity. Excluding acquisitions, incoming orders for the third quarter fell slightly due to lower project orders but remain 74% above last year on a year to date basis. Quotation activity continued at a healthy pace and ending backlog was 97% higher than the same period last year, excluding acquisitions. This segment’s operating margin grew 280 basis points to 13.2% for the third quarter of 2006, compared to the same period last year, and sequentially rose 180 basis points from the second quarter of 2006.

Mr. Bloss commented, “Capital spending in the energy markets continues to be quite healthy. Our incoming orders for the quarter took a breather from the torrid pace we had been experiencing. Our backlogs and current quotation activity remain strong as we continue to look at 2007 as another robust year for this segment. In addition, our Sagebrush acquisition has benefited from the upswing in demand, posting higher than expected orders, revenues and operating profits.”

CIRCOR provided guidance for its fourth quarter 2006 results, indicating that it expects earnings excluding special charges to be in the range of $0.56 to $0.58 per diluted share which includes a non-cash charge of approximately $0.01 per diluted share for the adoption of FAS 123R related to expensing of stock options. The guidance compares favorably to earnings excluding special charges in the fourth quarter 2005 of $0.33 per diluted share.

CIRCOR International has scheduled a conference call to review its results for the third quarter of 2006 on Thursday, November 2, 2006, at 8:00 am ET. Interested parties may access the call by dialing (800) 263-8506 for US & Canada and (719) 457-2681 for international locations. A replay of the call will be available from 11:00 a.m. ET on November 2, 2006 through midnight on November 8, 2006. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code # 4569041 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, November 1, 2006, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.circor.com/quarterlyearnings/. An audio recording of the conference call also is expected to be posted on the company’s website by November 6, 2006.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, thermal fluid regulation and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Net revenues	$150,412	$109,222	$422,096	$330,117
Cost of revenues	106,934	77,894	298,159	231,312

GROSS PROFIT	43,478	31,328	123,937	98,805
Selling, general and administrative expenses	30,820	23,669	92,079	71,802
Special charges	479	496	479	934

OPERATING INCOME	12,179	7,163	31,379	26,069

Other (income) expense:
Interest income	(134)	(172)	(332)	(486)
Interest expense	1,517	900	4,203	2,668
Other (income) expense, net	27	174	(352)	197

Total other expense	1,410	902	3,519	2,379

INCOME BEFORE INCOME TAXES	10,769	6,261	27,860	23,690
Provision for income taxes	3,446	1,955	8,915	8,055

NET INCOME	$7,323	$4,306	$18,945	$15,635

Earnings per common share:
Basic	$0.46	$0.27	$1.19	$1.00
Diluted	$0.45	$0.27	$1.16	$0.97

Weighted average common shares outstanding:
Basic	16,007	15,744	15,943	15,646
Diluted	16,368	16,228	16,302	16,079

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	October 1, 2006	October 2, 2005
OPERATING ACTIVITIES
Net income	$18,945	$15,635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,689	7,633
Amortization	1,791	330
Compensation expense of stock-based plans	2,476	764
(Gain) loss on sale of assets held for sale	36	(113)
(Gain) loss on disposal of property, plant and equipment	(18)	20
Equity in undistributed income of affiliates	(15)	(141)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(9,812)	56
Inventories	(31,730)	(6,402)
Prepaid expenses and other assets	97	2,325
Accounts payable, accrued expenses and other liabilities	22,533	10,571

Net cash provided by operating activities	12,992	30,678

INVESTING ACTIVITIES
Additions to property, plant and equipment	(7,143)	(11,453)
Proceeds from disposal of property, plant and equipment	364	7
Proceeds from sale of assets held for sale	100	1,472
Business acquisitions, net of cash acquired	(61,121)	(42,106)
Purchase of investments	(9,561)	(2,535)
Proceeds from sale of investments	9,537	2,535

Net cash used in investing activities	(67,824)	(52,080)

FINANCING ACTIVITIES
Proceeds from debt borrowings	65,565	4,580
Payments of debt	(11,483)	(3,221)
Dividends paid	(1,795)	(1,765)
Proceeds from the exercise of stock options	2,066	3,757
Tax effect of share based compensation	1,046	—

Net cash used in financing activities	55,399	3,351

Effect of exchange rate changes on cash and cash equivalents	1,586	(1,448)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	2,153	(19,499)
Cash and cash equivalents at beginning of year	31,112	58,653

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,265	$39,154

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	October 1, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$33,265	$31,112
Investments	90	86
Trade accounts receivable, less allowance for doubtful accounts of $2,472 and $1,943, respectively	98,620	77,731
Inventories	151,731	107,687
Prepaid expenses and other current assets	5,249	3,705
Deferred income taxes	4,173	4,328
Assets held for sale	3,154	1,115

Total Current Assets	296,282	225,764

Property, Plant and Equipment, net	75,562	63,350

Other Assets:
Goodwill	164,906	140,179
Intangibles, net	48,749	20,941
Other assets	14,851	10,146

Total Assets	$600,350	$460,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$65,340	$49,736
Accrued expenses and other current liabilities	50,973	26,031
Accrued compensation and benefits	13,547	14,509
Income taxes payable	3,289	3,418
Notes payable and current portion of long-term debt	22,799	27,213

Total Current Liabilities	155,948	120,907

Long-Term Debt, net of current portion	65,713	6,278
Deferred Income Taxes	22,582	11,237
Other Non-Current Liabilities	14,252	11,235
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,024,552 and 15,823,529 issued and outstanding, respectively	160	158
Additional paid-in capital	220,713	215,274
Retained earnings	99,468	82,318
Accumulated other comprehensive income	21,514	12,973

Total Shareholders’ Equity	341,855	310,723

Total Liabilities and Shareholders’ Equity	$600,350	$460,380

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
ORDERS
Instrumentation & Thermal Fluid Controls	$85,562	$60,213	$255,533	$188,734

Energy Products	56,975	50,029	286,394	137,742

Total orders	$142,537	$110,242	$541,927	$326,476

	October 1, 2006	December 31, 2005
BACKLOG
Instrumentation & Thermal Fluid Controls	$120,331	$84,019

Energy Products	164,892	58,137

Total backlog	$285,223	$142,156

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$61,025	$62,908	$59,031	$68,312	$251,276	$72,434	$79,470	$79,205	$231,109
Energy Products	41,213	55,749	50,191	52,102	199,255	54,861	64,919	71,207	190,987

Total	102,238	118,657	109,222	120,414	450,531	127,295	144,389	150,412	422,096

OPERATING MARGIN

Instrumentation & TFC	14.8%	12.1%	9.4%	9.5%	11.4%	9.1%	8.6%	9.5%	9.1%
Energy Products	8.0%	10.7%	11.3%	9.5%	10.0%	10.4%	11.4%	13.2%	11.8%
Segment operating margin	12.0%	11.5%	10.3%	9.5%	10.8%	9.7%	9.9%	11.3%	10.3%
Corporate expenses	-3.4%	-2.6%	-3.3%	-3.2%	-3.1%	-3.0%	-2.5%	-2.8%	-2.8%
Special charges	-0.3%	-0.1%	-0.5%	-0.6%	-0.4%	0.0%	0.0%	-0.3%	-0.1%
Total operating margin	8.4%	8.7%	6.6%	5.8%	7.3%	6.7%	7.4%	8.1%	7.4%
OPERATING INCOME

Instrumentation & TFC (excl. special & unusual charges)	9,004	7,641	5,532	6,517	28,694	6,595	6,861	7,522	20,978
Energy Products (excl. special & unusual charges)	3,290	5,957	5,680	4,932	19,859	5,702	7,429	9,420	22,551

Segment operating income (excl. special & unusual charges)	12,294	13,598	11,212	11,449	48,553	12,297	14,290	16,942	43,529
Corporate expenses	(3,443)	(3,105)	(3,553)	(3,817)	(13,918)	(3,809)	(3,578)	(4,284)	(11,671)
Special charges	(305)	(133)	(496)	(696)	(1,630)	—		(479)	(479)

Total operating income	8,546	10,360	7,163	6,936	33,005	8,488	10,712	12,179	31,379

INTEREST EXPENSE, NET	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(3,871)
OTHER (EXPENSE) INCOME, NET	181	(204)	(174)	53	(144)	131	248	(27)	352

PRETAX INCOME	7,940	9,489	6,261	6,361	30,051	7,595	9,496	10,769	27,860
PROVISION FOR INCOME TAXES	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(8,915)

EFFECTIVE TAX RATE	35.0%	35.0%	31.2%	25.4%	32.2%	32.0%	32.0%	32.0%	32.0%
NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$18,945

Weighted Average Common Shares Outstanding (Diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,368	16,302

EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.38	$0.27	$0.29	$1.27	$0.32	$0.40	$0.45	$1.16

EARNINGS PER COMMON SHARE (Diluted)excluding special charges	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.47	$1.18

EBIT	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$12,152	$31,731
Depreciation	2,597	2,586	2,450	2,192	9,825	2,619	3,169	2,901	8,689
Amortization of intangibles	38	227	65	258	588	515	567	709	1,791

EBITDA	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$15,762	$42,211

EBITDA AS A PERCENT OF SALES	11.1%	10.9%	8.7%	7.8%	9.6%	9.2%	10.2%	10.5%	10.0%

CAPITAL EXPENDITURES	$3,668	$3,136	$4,649	$3,568	$15,021	$1,578	$1,742	$3,823	$7,143

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(412)	$12,565	$5,307	$10,487	$27,947	$(5,213)	$402	$8,865	$4,054

ADD: Capital expenditures	3,668	3,136	4,649	3,568	15,021	1,578	1,742	3,823	7,143
Dividends paid	586	589	590	593	2,358	595	600	600	1,795

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,842	$16,290	$10,546	$14,648	$45,326	$(3,040)	$2,744	$13,288	$12,992

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$15,367	$10,371	$2,054	$2,293	$2,293	$68,271	$64,336	$55,157	$55,157

ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	33,265	33,265
Investments	4,117	4,026	4,308	86	86	—	2,639	90	90

TOTAL DEBT	$44,426	$43,666	$45,516	$33,491	$33,491	$95,340	$92,941	$88,512	$88,512

NET DEBT AS % OF NET CAPITALIZATION	4.9%	3.3%	0.7%	0.7%	0.7%	17.7%	16.2%	13.9%	13.9%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$313,378	$310,514	$309,763	$313,016	$313,016	$385,659	$397,814	$397,012	$397,012
LESS: Total debt	(44,426)	(43,666)	(45,516)	(33,491)	(33,491)	(95,340)	(92,941)	(88,512)	(88,512)
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069	25,966	33,265	33,265
Investments	4,117	4,026	4,308	86	86	—	2,639	90	90

TOTAL SHAREHOLDERS’ EQUITY	298,011	300,143	307,709	310,723	310,723	317,388	333,478	341,855	341,855
ADD: Total debt	44,426	43,666	45,516	33,491	33,491	95,340	92,941	88,512	88,512

TOTAL CAPITAL	$342,437	$343,809	$353,225	$344,214	$344,214	$412,728	$426,419	$430,367	$430,367

TOTAL DEBT / TOTAL CAPITAL	13.0%	12.7%	12.9%	9.7%	9.7%	23.1%	21.8%	20.6%	20.6%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$8,727	$10,156	$6,989	$6,989	$32,861	$8,619	$10,960	$12,152	$31,731

LESS: Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(3,871)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(8,915)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$18,945

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,362	$12,969	$9,504	$9,439	$43,274	$11,753	$14,696	$15,762	$42,211

LESS:
Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)	(1,464)	(1,383)	(3,871)
Depreciation	(2,597)	(2,586)	(2,450)	(2,192)	(9,825)	(2,619)	(3,169)	(2,901)	(8,689)
Amortization of intangibles	(38)	(227)	(65)	(258)	(588)	(515)	(567)	(709)	(1,791)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)	(3,038)	(3,446)	(8,915)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$18,945

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,359	$6,254	$4,647	$5,268	$21,489	$5,164	$6,458	$7,649	$19,271

LESS: Special charges, net of tax	(198)	(86)	(341)	(520)	(1,106)	—	—	(326)	(326)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,164	$6,458	$7,323	$18,945

Weighted average common shares outstanding (diluted)	16,054	16,171	16,228	16,172	16,019	16,197	16,332	16,368	16,302

EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32	$0.40	$0.47	$1.18